ARTICLES OF AMENDMENT

                                     TO THE

                          ARTICLES OF INCORPORATION OF

                                FAR GROUP, INC.


     Pursuant to RCW 23B.10.060 of the Washington Corporation Act, the undersigned corporation hereby submits the following amendment to the Corporation's Articles of Incorporation.

     1.   The name of the corporation is FAR GROUP, INC.

     2.   Article 1 is changed as follows:

          1.   The name of the Corporation shall be:

                        NORTH AMERICAN NATURAL GAS, INC.

     3. The aforementioned amendment was unanimously adopted by the Board of Directors without shareholder action on March 4, 2003.

     4.   Shareholder action was not required to pursuant to RCW 23B.10.020(5).

     5.   These Articles of Amendment will be effective upon filing.

     DATED this 4th day of March, 2003.

                                FAR GROUP, INC.

                                /s/ Coreena Hansen

                                BY:  Coreena Hansen, Secretary


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